Exhibit 4.16

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Dror Ben-Asher

CEO

RedHill Biopharma ltd.

21 Ha’arba’a Street

Tel Aviv 64739

Israel

July, 5th 2011

Dear Mr Ben-Asher,

Reference is made to Master Service Agreement executed between 7810962 Canada Inc. and Redhill Biopharma Ltd on 28 April 2011 in relation to RedHill’s RHB-104 program.

This letter is to confirm that 7810962 Canada Inc agree to extend our undertakings and obligations to the development of RHB-105. The extension of our obligations does not oblige 7810962 Canada Inc. to perform particular studies or services for the development of RHB-105 and any studies or services that we perform for Redhill Biopharma Ltd will be following our written approval.

This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be exclusively governed by, the laws of the United Kingdom. Any disputes arising out of this agreement shall be submitted to the exclusive jurisdiction of the courts of London, England and all proceedings shall be drafted and conducted using only the English language.

Yours sincerely,

/s/ Alain Guimond________

Name: Alain Guimond PhD

Function: Senior Director of Research

Date: July 5th, 2011

For acknowledgement and agreement:

Name: Dror Ben-Asher

Function: CEO, RedHill Biopharma Ltd.

Date: July 5, 2011

Exhibit 1: Letter Agreement dated 28 April 2011

Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

Exhibit 1 – Terms of Service Agreement with 7810962 Canada Inc

BETWEEN:	7810962 Canada Inc., a corporation duly incorporated under the laws of Canada and having its principal place of business at 5320 13[e] Avenue, Montréal, Québec, H1X 2X8;

(hereinafter referred to as “7810962”)

AND:	RedHill Biopharma Ltd., a corporation duly incorporated under the laws of Israel and having its principal place of business at 21 Ha’arba’a Street, Tel Aviv 64739, Israel;

(hereinafter referred to as the “Client”)

When signed by both parties, this Exhibit will form an integral part of the Master Agreement executed between them on the date hereof and will set forth the specific services, details and schedule as well as the specific payment terms and conditions under which the Client agrees that 7810962 will provide manufacturing development services for the Client’s RHB-105 product.

Terms:

The Client agrees that 7810962 enters into a subcontract with Corealis Pharma Inc. on the terms set out in the Proposal to be executed between 7810962 and Corealis Inc. as shown below in Exhibits 2. For further clarity, the Client agrees with the cost described in Exhibit 2 and agrees to the payment schedule as described in Exhibit 2.

IN WITNESS WHEREOF, this Proposal has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

For the Client:

Name: Dror Ben-Asher

Title: CEO

Date: July 5, 2011

For 7810962:

/s/ Alain Guimond PhD

Name: Alain Guimond PhD

Title: Senior Director of Research

Date: July 5, 2011

2

Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

Exhibit 2

Service Agreement - A

Formulation development of RHB-105 in oral solid dosage form and manufacture of Phase III Clinical Trial Supplies

This service Agreement is made and entered into this 5th day of July, 2011 (the “Service Agreement”).

BETWEEN:	COREALIS Pharma, Inc., a corporation duly incorporated under the laws of Canada and having its principal place of business at 200 Armand-Frappier, Laval, Québec, Canada, H7V 4A6;

(hereinafter referred to as “Corealis”)

AND:	7810962 Canada Inc., a corporation duly incorporated under the laws of Canada and having its principal place of business at 5320 13[e] Avenue, Montréal, Québec, H1X 2X8;

(hereinafter referred to as the “Client”)

(Corealis and the Client are at times referred to individually as the “Party” and collectively the “Parties”)

RECITALS

A.	The Client and Corealis entered into a Master Service Agreement dated July 5, 2011 (the “MSA”).

B.	The Parties hereto wish to describe the services to be performed in connection with the MSA, subject to the terms and conditions set forth herein and in the MSA.

C.	Unless the context otherwise requires, all capitalized terms used in this Service Agreement shall have the meanings attributed to them in the MSA.

1.	INTERPRETATION

The recitals of this Service Agreement as well as all of its Appendices form an integral part of this Service Agreement.

2.	DESCRIPTION AND DELIVERABLES

2.1-	[****] study

The Drug-Drug compatibility study will be limited to [****] and [****] since [****] these molecules have [****] (i.e. [****] and [****] respectively) and thus it is highly probable that they will [****] the [****] moleculewhich is very [****] in an [****] environment. The [****] and [****] will be [****] under [****] and [****] conditions and stored in [****] and [****] containers under the following conditions of temperature and humidity: The mixture will be and for their (and) at each time points

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

Storage Condition	Time point (Day)
	Initial	[****]	[****]
[****]	[****]	[****]	[****]
[****]		[****]	[****]

X: Sample to be analyzed.

Y: Sample removed from chamber and analyzed only at the request of Client if the [****] sample fails in stability.

Cost:	[****]

* Cost based on the analysis of the two APIs (i.e., [****] and [****]) for [****] samples ([****] X 4 conditions ([****] [****] [****] and [****]) X 3 time points) at $ [****]/sample AND [****] analytical set-ups ([****] time points [****]/ time point) at $[****]/ set-up.

2.2-	Formulation development

Three drug products will be developed:

•	[****] ([****] [****] and [****]), and;
•	[****] ([****] [****] and [****]), and;
•	[****] ([****] [****] and [****]).

The following processes will be considered: [****] followed by [****]. [****] will be [****]. [****] will be assessed by [****] and [****] profile with [****].The formulation should be [****] in capsule [****]. [****] will be considered.

Cost:                                  [****]

2.3-	Analytical method development and analysis

Corealis will perform the development and optimization of the analytical methods based on [****] The methods are [****], [****], [****], [****], [****] as well as all necessary methods including, but not limited to, [****] and [****] method for the manufacturing of the Phase III CTM (as required by the FDA). Also in support of the formulation development activities (i.e., section 2.2) the Corealis analytical group will support the formulators by executing the analyses required for rapid development of the Drug Product.

Cost:                                    [****]

2.4-	Stability of prototype formulations

Corealis will provide the following:

•	Justification of up to [****] for non-GMP stability study;
•	Manufacturing and packaging of up to [****];

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

•	Sample incubation under the following conditions of temperature and humidity: [****];
•	Justification of finished product specifications;
•	Physico-chemical characterization at each of the following conditions (Includes: Appearance, Assay*, Degradation Products*, Dissolution* and Water content).

The samples will be placed in Corealis' stability chambers and the following stability testing schedule will be used:

Storage Condition	Time point ([****])
	Initial	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

X: Sample to be analyzed.

Y: Sample removed from chamber and analyzed only at the request of Client.

Cost:	$32,016**

* On the [****] APIs.

** The decision of testing the highest and lowest strength only and extrapolating the stability results to the middle dosage strength (bracketing) will be taken by the Client.

*** Based on [****]/ sample using a bracketing study design.

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

2.5-	Manufacturing of the Phase III Clinical Trial Material (CTM)

The CTM manufacturing, packaging, equipment calibration and validation, cleaning and raw material release will be done by Corealis GMP laboratory. All the manufacturing, packaging and analytical equipments that will be used for this CTM manufacturing project will be calibrated, validated and released for their cleanliness prior to their utilization.

2.5	a) GMP material storage and handling

Corealis will handle the reception, the shipping and the storage of GMP materials in its cGMP warehouse. All material handling operations and storage conditions will respect the ICH GMP requirements.

Cost:	$1,455*

* The cost includes:

•	the reception of one lot of each of the three GMP APIs (i.e., documentation review, material registration in Corealis inventory, and material sampling following GMP requirements) (If API lot is in more than one container then the sampling and ID testing of each of the additional containers will be considered Extra Work at [****]/additional container),
•	the ID testing for the release of the three lots of APIs (one for each API) using validated methods. (Client will ship the GMP APIs to Corealis with the complete certificate of analysis otherwise Extra Work may be required to release the GMP APIs.),
•	the GMP warehousing of the API and the drug product until completion of the study. If the material needs to be stored for a longer period of time then the storage cost will be [****].
•	the shipping document preparation and shipment of material.

The cost does not include:

•	The purchase of the analytical reference materials to be used as a standard, if needed, reference impurities (synthesis by-products, degradation products, metabolites) of known purity estimated cost is [****]. Subject to pre-approval in writing by the Client of the purchasing of the materials, Corealis will order the materials. The cost of the materials and any related costs (e.g. transportation or custom fees) will be charged at cost to Client and will not exceed a cap of [****].
•	Subject to pre-approval in writing by the Client, repackaging of material (if required) as well as the shipping cost and custom fees, if any, provided not exceeding a cap of [****].

2.5	b) GMP Manufacturing, packaging and labelling

Corealis will manufacture and package the CTM from the selected Drug product formulation. The three dose strengths ([****], [****], and [****] or [****], [****],and [****]) of the selected solid dosage form and its matching placebo will be manufactured using the cGMP APIs supplied by Client. The placebo blend will be similar to the active blend except for the APIs. In addition to the CTM manufacture, Corealis will perform all necessary receipt and release of required excipients, packaging components, and labels.

Specifically with respect to manufacturing, packaging and labeling, the followings items will be provided by Corealis:

a)	Recommendation and justification of specific finished product release, in process testing, stability as well as excipients and packaging components specifications,

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

b)	Formulation and process information for the redaction of Master Manufacturing File (MMF)
c)	The CTM will be manufactured and packaged/labeled in [****] bottles with induction seal at [****] units per bottle:

•         [****] – [****] units*;

•         [****] – [****] units*;

•         [****] – [****] units*;

•         RHB-105 placebo – [****] units*.

d)	Monitoring and supervision of the manufacturing, packaging and analytical operations.

Cost:	$136,875**, ***

* Includes [****] capsules of [****] for the CTM [****] study: [****] bottles of [****] capsules/ time point/ condition and [****] bottles of [****] capsules for [****] (to be done [****]). It includes also [****] of placebo.

**Based on the hypothesis that the [****]. If the [****] then, subject to pre-approval in writing by the Client, the following CTM will be [****] at an additional cost of [****].

•	[****] - [****] units;
•	[****] - [****] units;
•	[****] - [****] units;
•	RHB-105 Placebo [****] units.

This same additional cost of [****] will apply in case the decision is taken to [****] detailed in [****].

***If the manufacture of the placebo units is not needed then cost will be reduced by [****].

2.5	c) Analytical method validation

The analytical methods for the three strengths dosages developed by Corealis will be validated in its GMP laboratory. The method will be validated according to ICH guidelines. The method for cleaning verification will also require complete validation.

Cost:	$75,100*

* Includes analytical method validation of assay and content uniformity, related substances, and dissolution for the three strengths as well as for cleaning. If required and pre-approved in writing by the Client, the analytical method validation for the microbial limit will be done at an additional cost of [****].

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

2.5	d) Release testing and cleaning verification

The release of the CTM will be performed by the Corealis GMP laboratory as well as the cleaning verification samples (swabs).

The placebo will also be tested for the absence of active.

Analyses to be performed are:

•	[****]*,	•	[****]**,
•	[****]*,	•	[****]***,
•	[****],** [****]**,	•	[****]****.

Cost:	$23,383*****

* Analyse done also on placebo.

** For the [****] APIs.

*** A dissolution test is [****].

**** Done only if requested by the Client.

***** Cost includes the release of one lot of each of the three strengths as well as one lot of placebo. If required and pre-approved in writing by the Client, the analysis of microbiolgy will be done at an extra cost of [****].

2.5	e) Stability of the CTM

The CTM will be stored in a cGMP stability chamber at [****]. Two strengths of the finished product (highest and lowest dose strengths)** will be characterized for appearance, assay, related substances, dissolution* and water content using the schedule below. Placebo will be placed at [****] for appearance, water content and used for degradation products background subtraction and will be analyzed only if needed.

The samples will be placed in cGMP stability chambers and analyzed using validated methods. The following stability testing schedule will be used and modified per mutual agreement:

Storage Condition	Time point [****]
	Initial	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]

X: Sample to be analyzed for appearance, assay, related substances, dissolution* and water content.

Y: Sample removed from chamber and analyzed only at the request of Client.

Cost:	$88,800***

* A dissolution test is a single time point and six vessels/ time point.

** The decision of testing only the highest and lowest dose strength and extrapolating the stability results to the [****] will be taken by the Client.

*** Based on the analysis of [****] using a bracketing study design. The analyses of placebos [****] will be done only if requested and pre-approved in writing by the Client and they are not included in the cost above.

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

2.6-	Reports and submission documentation

•	Telephone meetings will be held on a weekly basis on a specific day of the week and at a specific time agreed to by the Parties.
•	Client or Client’s representative meeting in Corealis facility will be held at Client’s request.
•	Corealis facility and quality audit by Client’s or Client’s representative will be held at Client’s request.
•	Progress reports will be provided on a weekly basis.
•	Item reports will be provided as they are completed.

•	The final development report(s) will include the followings:
	o	The methodology and the results;
	o	The finished products release & stability specifications, in process specifications and specific APIs, excipients and packaging specifications. Specifications will be provided, for US submissions;
	o	The final formulation and manufacturing process.
•	A final manufacturing process report will be provided at the end of the study. It will include all the necessary submission documents related to manufacturing and packaging which include (but are not limited to):
	o	The finished products release & stability certificate of analysis.
	o	In process results.
	o	QA Reviewed and audited Manufacturing and Packaging Documents.
	o	Certificate of cGMP compliance.
	o	Certificate of analysis of raw materials and packaging components.
	o	Any atypical report or Out-of-Specification reports.

Cost:                   $[****]*

* Based on a value of [****] of the sub-total of all invoices before taxes. If [****], [****] and [****] are selected for the manufacturing of the CTM, then the cost for section 2.6 will be $[****].

3.	GENERAL PROJECT TIMELINES

[****]

[****]

4.	STARTING DATE AND COMPLETION

4.1	Notwithstanding the date of signature of this Service Agreement, Corealis shall start the performance of the Services within ten (10) business days after Corealis' satisfaction of the following:

4.1.1	signature by the Client of this Service Agreement; and

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

4.1.2	complete delivery by the Client of all of the items mentioned at sub-sections 6.1 to 6.3 inclusive of section 6 hereof entitled “REQUIREMENTS”.

4.2	This Service Agreement shall be deemed completed upon full delivery of the Services by Corealis and receipt by Corealis of the final and last payment for the Services.

5.	ASSUMPTIONS

5.1	The target formulation of RHB-105 will be the following drug products with the three actives (The ‘APIs’) combined with pharmacopeia excipients and compressed or encapsulated:

•	[****] with [****], [****], and [****]
•	[****] with [****], [****], and [****]
•	[****] with [****], [****], and [****]

In the event that [****] the [****] will be considered [****]:

•	[****] with [****], [****], and [****]
•	[****] with [****], [****], and [****]
•	[****] with [****],[****], and [****]

5.2	The best efforts will be made by Corealis to select excipients and processes that will comply with the anticipated cGMP manufacturing site.

5.3	The best efforts will be made by Corealis to reduce the project timelines.

5.4	When decisions need to be taken to move forward in the project at the decision time point, the Client will provide its decision in writing to Corealis within a period of 5 days. Otherwise the project may be delayed. Corealis will develop a final timeline for this project and all deviations will be immediately reported to the Client. Corealis will make its best efforts to correct all deviations in order to maintain the project timelines.

5.5	All APIs will be sourced by Client. Non-GMP material can be used in the development phase however it should be of identical quality as the GMP material that would be use in the GMP manufacturing.

6.	REQUIREMENTS

The Client shall provide to Corealis, at no cost to Corealis, the following:

6.1	All the available information on APIs (e.g.: interactions, stability, impurities).

6.2	The APIs, reference materials to be used as a standard, reference impurities (synthesis by-products, degradation products, metabolites) of known purity, certificate of analysis and APIs’ MSDS.

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

6.3	For the formulation development, a minimum quantity of [****] of [****] [****] of [****] and [****] of [****] as well as sufficient quantities of related substances (standards, references, impurities) for each APIs.

6.4	For cGMP manufacturing of CTM, a minimum quantity of [****] of [****] [****] of [****] and [****] of [****] will be required.

7.	COST AND PAYMENTS

7.1	The cost of the Services is up to $[****] ($[****] with a rebate of $[****])or up to $[****] if the placebo manufacture are not required (section 2.5 b)). Any amount exceeding a total of $[****] requires a pre-approval in writing by the Client.

7.2	The Client shall pay to Corealis the following installments in United-States currency ($USD):

7.2.1	$[****] upon signature of this formulation development project Agreement; and

7.2.2	$[****] at the initiation of the stability study for the prototypes; and

7.2.3	$[****] ($[****] if placebo manufacture are not required) at the initiation of the CTM manufacturing; and

7.2.4	$[****] ($[****] if placebo manufacture are not required) at the completion of the CTM manufacturing report issued by Corealis; and

7.2.5	$[****] at the acceptance of the final CTM manufacturing process report by the Client in writing as a final report; and

7.2.6	Stability studies (prototypes [****] (as per section 2.4) and CTM [****] as per section 2.5 e) to be invoiced as per the following schedule of payment.

Installments for the stability of prototype formulations

Expected date that material will be introduced in stability chamber		[****]
Time Point [****]
	0	1
Date of pull out	[****]	[****]
Date Results available	[****]	[****]
Month of invoice	[****]	[****]
Amount to be invoiced	[****]	[****]

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

Installments for the CTM stability study

Expected date that material will be introduced in stability chamber		[****]
Time Point [****]
	1	2
Date of pull out	[****]	[****]
Date Results available	[****]	[****]
Month of invoice	[****]	[****]
Amount to be invoiced	[****]	[****]
Time Point [****]
	[****]	[****]
Date of pull out	[****]	[****]
Date Results available	[****]	[****]
Month of invoice	[****]	[****]
Amount to be invoiced	[****]	[****]
Time Point [****]
	[****]	[****]
Date of pull out	[****]	[****]
Date Results available	[****]	[****]
Month of invoice	[****]2	[****]
Amount to be invoiced	[****]	[****]
Time Point [****]
	[****]	[****]
Date of pull out	[****]	[****]
Date Results available	[****]	[****]
Month of invoice	[****]	[****]
Amount to be invoiced	[****]	[****]

7.3	Notwithstanding section 7.1, for any extra work not covered by this Service Agreement and agreed upon in writing between the Parties (the “Extra Work”), the Client shall pay to Corealis the hourly rates and other fees indicated in this Appendix I attached hereto for the performance of the Services (The costs of the Services for the Extra Work and described in section 7.1 are collectively, the “Fees”).

7.4	Notwithstanding section 7.2 hereof, Corealis will invoice the Client for the Extra Work, on a monthly basis for the Services that have been delivered or rendered by Corealis. The Client shall pay Corealis for these Services to the extent their performance has been pre-approved in writing by the Client.

8.	CONFIDENTIALITY

8.1	Confidentiality issues are covered per the Non Disclosure Agreement and the MSA.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Corealis hereby represents and warrants to the Client that:

9.1.1	it is a duly organized and validly existing corporation under the laws of the jurisdiction in which it is incorporated;

9.1.2	it has the necessary corporate power, authority, skills, and capacity and is properly authorized to enter into this Service Agreement and to perform its obligations as per the terms and conditions of this Service Agreement. The execution and delivery of this Service Agreement and the performance of the transactions contemplated hereby have been duly authorized.

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

9.2	The Client hereby represents and warrants to Corealis that:

9.2.1	it is a duly organized and validly existing corporation under the laws of the jurisdiction in which it is incorporated;

9.2.2	it has the necessary corporate power, authority, skills, and capacity and is properly authorized to enter into this Service Agreement and to perform its obligations as per the terms and conditions of this Service Agreement. The execution and delivery of this Service Agreement and the performance of the transactions contemplated hereby have been duly authorized;

10.	TERMS AND CONDITIONS

10.1	This Service Agreement shall be governed, construed and interpreted according to the laws in force in the Province of Quebec and the applicable laws of Canada therein, and the courts of the legal district of Montreal, province of Quebec (Canada) shall have exclusive jurisdiction to hear any and all disputes arising hereunder.

10.2	This Service Agreement is subject to the terms and conditions provided in the MSA and bind the parties as well as their respective successors, permitted assigns and legal representatives.

10.3	This Service Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement. This Service Agreement may also be executed between the Parties by exchange of facsimile transmissions or electronic transmissions in legible form, including without limitation in a tagged image format file (TIFF) or portable document format (PDF).

10.4	The Parties hereto have requested that this Service Agreement be drafted in the English language. Les Parties ont exigé que ce contrat de services soit rédigé en anglais.

IN WITNESS THEREOF, the Parties have executed this Service Agreement as of the Date written above, by their authorised representatives, who by signing confirm their authority and intention to bind the Parties they represent.

Corealis Pharma Inc.		7810962 Canada Inc.

Per:	/s/	Per:	/s/ Alain Guimond PhD
Name:	[****]	Name: Alain Guimond PhD
Title:	VP Pharmaceutical R&D	Title: Senior Director of Research

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Service Agreement - A

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

APPENDIX I

[****]Contract Formulation and Process Development

Professional Consultation Rates

Professional (Chemist or Engineer)	Hourly Rate*, ** ($USD)
Senior scientist	$240.00
Scientist	$200.00
Technician	$110.00
R&D laboratory overhead ( Equipment and supplies)	$ 75.00***

Analytical Services

Analyses	Cost / Sample * ($USD)
XRPD	[****]
SEM	[****]
TGA	[****]
DSC	[****]
Water Content (Karl Fisher)	[****]
Single point dissolution test/ vessel ****	[****]
Assay****	[****]
Related Substances****	[****]
Disintegration	[****]
Hygroscopicity (5 conditions)	[****]
Solubility in water at pH 2, 4.5 and 7	[****]
Flow, Grinding and Compressibility	[****]
Particle Size and Distribution	[****]
Bulk and Tap Density	[****]
Organoleptic (texture, color, appearance)	[****]

* Prices can be changed by Corealis without any prior notice. Prices apply only for non GMP work and analysis. GMP prices will be supplied on demand.

**All expenses will be charged at cost.

***Will be invoiced in addition to the professional fees when laboratory work is required.

****A set-up charge of $[****]/ HPLC method will be invoiced in addition to the sample cost.

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